Exhibit 99.6
FORM OF NOMINEE HOLDER CERTIFICATION
EKSO BIONICS HOLDINGS, INC.
The undersigned, a broker, custodian bank, trustee, depository or other nominee holder of non-transferable subscription rights (the "Rights") to purchase common shares, par value $0.001 per share ("Common Shares") of Ekso Bionics Holdings, Inc. (the "Company") pursuant to the offering of Rights (the "Rights Offering") described and provided for in the Company's prospectus supplement dated August 14, 2017 (the "Prospectus Supplement"), hereby certifies to the Company and VStock Transfer, LLC, as subscription agent for the Rights Offering, that (i) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below, on the terms and subject to the conditions set forth in the Prospectus Supplement, pursuant to the Basic Subscription Right and the Oversubscription Right (as such terms are defined in the Prospectus Supplement), and (ii) to the extent a beneficial owner has elected to subscribe for Common Shares pursuant to the Oversubscription Right, such beneficial owner's Basic Subscription Right has been exercised in full:
	Number of Common Shares Owned on the Record Date (August 10, 2017)	Number of Rights Exercised Pursuant to Basic Subscription Right	Number of Rights Exercised Pursuant to Oversubscription Right
1.
2.
3.
4.
5.

Name of Broker, Custodian Bank, Trustee, Depository or Other Nominee

By:
Authorized Signature
Name:
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Title:
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Provide the following information if applicable:

Depositary Trust Company ("DTC") Participant Number

Participant: ____________________________________________

By:
Authorized Signature
Name:
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Title:
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DTC Basic Subscription Confirmation Number(s)